EXHIBIT 99.1

Akorn Provides First Quarter 2016 Results

- Q1 2016 GAAP Revenue of $268 million -

- GAAP EPS of $0.34; Adjusted Q1 2016 EPS of $0.54 -

- Conference Call and Webcast to Be Held May 17, 2016 at 10:00 a.m. EDT -

LAKE FOREST, Ill., May 16, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today provided first quarter 2016 financial results. Akorn also provided material updates on several other important business items.

Q1 2016 Operating Highlights:

  Achieved first quarter consolidated revenue of $268 million, an increase of 18% over last year's first quarter.
  Generated net income of $42 million, or $0.34 per diluted share, and adjusted net income of $68 million, or $0.54 per diluted share, an increase of 20% over last year's first quarter.
  Received FDA approval on one new ANDA, Ropivacaine Hydrochloride Injection USP, 0.5% (5 mg/mL), 30 mL single-dose vials. According to IMS Health, the market size of Ropivacaine Injection in 30ml vials was approximately $17.7 million for the trailing twelve months ended March 31, 2016.

Raj Rai, Akorn’s Chief Executive Officer, commented, "We are off to a good start to 2016. In the first quarter, we realized a solid organic growth from our portfolio and since December, we have launched five new products. With the restatement behind us, we are now focused on accomplishing our critical objectives set forth for 2016 as well as increasing our product development efforts for enhancing future growth prospects.”

Summary Financial Results for the Quarter Ended March 31, 2016:

Revenue.  Consolidated revenue for the first quarter of 2016 was $268 million, an increase of $41 million or 18% over the first quarter 2015 consolidated revenue of $227 million. The increase in consolidated revenue was largely driven by organic growth.

Gross Margin.  Consolidated gross margin for the first quarter of 2016 was 60.7%, compared to 57.2% in the comparable prior year period. The increase in the Company’s consolidated gross margin was principally due to product mix shift.

SG&A Expenses. GAAP selling, general and administrative (SG&A) expense in the first quarter of 2016 was $49 million, compared to $30 million in the first quarter of 2015.

R&D Expense.  GAAP research and development (R&D) investment in the first quarter of 2016 was $9 million, compared to $9 million in the first quarter of 2015.

Non-Operating Expense. Consolidated adjusted interest and other expenses was $21 million in first quarter of 2016, compared to $15 million in the first quarter of 2015.

Tax Rate. The effective tax rate experienced by Akorn in the first quarter of 2016 was 37.1%, compared to 35.6% in the comparative prior year quarter.

GAAP Net Income. GAAP net income for the first quarter 2016 was $42 million, compared to $38 million in the first quarter of 2015.

EBITDA. Earnings before interest, taxes, depreciation and amortization was $100 million in the first quarter 2016, compared to $93 million in the first quarter 2015. Adjusted EBITDA, which is another non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $124 million in the first quarter of 2016, compared to $104 million in the first quarter of 2015.

Shares Outstanding. 125.6 million average fully diluted shares were outstanding in the quarter ended March 31, 2016, compared to 125.4 million in the prior year quarter. The increase was due to options granted in the interim period.

Earnings Per Share.  GAAP fully diluted earnings per share (EPS) was $0.34 in the first quarter of 2016, compared to $0.31 in the first quarter of 2015. Including a net adjustment of $26 million to net income for non-GAAP items, adjusted fully diluted EPS was $0.54 in the first quarter of 2016. Including a net adjustment of $18 million to net income for non-GAAP items, adjusted fully diluted EPS was $0.45 in the first quarter of 2015.

Net Debt Ratio. As of the quarter ended March 31, 2016, Akorn had a trailing twelve months net debt to adjusted EBITDA ratio of approximately 1.5x. Akorn generated $9 million in cash from operations in the first quarter 2016.

Cash and Cash Equivalents: Cash and cash equivalents at March 31, 2016 was $141 million and reflected the voluntary prepayment in February 2016 of $200 million of principal to outstanding term loan facilities.

Debt Outstanding: Short- and long-term debt outstanding was $875 million, inclusive of approximately $43 million in convertible notes due June 2016 that will be settled in shares of Akorn common stock.

Akorn Reaffirms 2016 Guidance:

The Company reaffirms 2016 guidance as reported on March 22, 2016 including the net revenue range of $1,060 - $1,080 million, diluted GAAP earnings per share range of $1.56 - $1.66 and diluted adjusted non-GAAP earnings per share range of $2.10 - $2.20. Akorn expects its adjusted tax rate to be approximately 37.0% for the full year 2016.  Absent any significant business development transactions, Akorn expects to end 2016 with a net debt to adjusted EBITDA ratio of approximately 1.0x.

R&D Update:

At March 31, 2016, Akorn had 86 ANDAs pending at the FDA, representing approximately $9.2 billion in annual branded and generic market value according to IMS Health. Akorn has over 72 additional ANDAs in various stages of development, representing approximately $12.8 billion in annual branded and generic market value according to IMS Health.

Status of Akorn Pending ANDA Filings, March 31, 2016:

Filed Age		Tentative		< 24 Months		24 - 36 Months		> 36 Months		Total
values in millions USD		Count	Value *	Count	Value *	Count	Value *	Count	Value *	Count	Value *
Opthalmic	Brand	5	$648	4	$420	1	$37	6	$3,353	16	$4,458
	Generic	—	—	3	221	1	8	7	262	11	491
Injectible	Brand	1	496	5	1,550	1	15	3	330	10	2,391
	Generic	—	—	9	126	6	570	9	249	24	945
Topical	Brand	—	—	2	22	—	—	1	33	3	55
	Generic	—	—	6	370	3	76	—	—	9	446
Other	Brand	—	—	1	36	—	—	—	—	1	36
	Generic	—	—	5	223	3	80	4	52	12	355
Total		6	$1,144	35	$2,968	15	$786	30	$4,279	86	$9,177

* The IMS market size, shown in millions USD, is based on the IMS data for the trailing 12 months ended March 31, 2016 and excludes any trade and customary allowances and discounts. The IMS market size is not a forecast of our future sales.

Conference Call and Webcast Details:

Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EDT on May 17, 2016 to discuss these updates in more detail. The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers. The conference ID is 6587836. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, adjusted (2) EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to EBITDA ratio. These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the Company. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition. Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most closely applicable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of deferred financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less gains (or plus losses) on foreign currency transactions

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Amortization of acquisition-related inventory step-up
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan, convertible notes and revolving debt balances (if applicable) less cash and cash equivalents.

In addition, as may be used in this press release, adjusted tax and adjusted tax rate exclude the impact of all the above adjustments on tax.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measures as presented in this press release.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements", including the expected impact of the restatement on our financial results, projections of sales and revenues, our financial guidance, the timing of filing ANDAs, and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. When used in this document, the words “anticipate,” "plan," "will," "continue," “believe,” “estimate” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the impact of the restatement on our financial results; the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the susceptibility of our generic and off patent pharmaceutical products to competition, substitution policies and reimbursement policies of the government; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the continuing consolidation of our customer base, which could adversely affect sales of our products; our dependence on a small number of distributors, the loss of any of which could have a material adverse effect; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's public filings with the SEC and in other written or oral investor communications. Other factors besides those listed there could also adversely affect our results. Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market, as estimated by IMS Health, and are not forecasts of our future sales.

Akorn, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited), shown in thousands, USD:

	Three Months Ended March 31,
	2016	2015
Revenues	$268,347	$227,378
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	105,330	97,215
GROSS PROFIT	163,017	130,163
Selling, general and administrative expenses	49,086	29,986
Acquisition-related costs	197	1,257
Research and development expenses	9,479	9,276
Amortization of intangible assets	16,518	16,377
Impairment of intangible assets	158	—

TOTAL OPERATING EXPENSES	75,438	56,896

OPERATING INCOME	87,579	73,267
Amortization of deferred financing costs	(6,311)	(996)
Interest expense, net	(11,518)	(13,480)
Bargain purchase gain	—	849
Other non-operating expense, net	(3,178)	(1,312)

INCOME BEFORE INCOME TAXES	66,572	58,328
Income tax provision	24,686	20,790

CONSOLIDATED NET INCOME	$41,886	$37,538
CONSOLIDATED NET INCOME PER SHARE
CONSOLIDATED NET INCOME PER SHARE, BASIC	$0.35	$0.33
CONSOLIDATED NET INCOME PER SHARE, DILUTED	0.34	0.31

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC	119,516	113,352
DILUTED	125,621	125,377

COMPREHENSIVE INCOME
Consolidated net income	$41,886	$37,538
Unrealized holding gain (loss) on available-for-sale securities, net of tax of $386 and ($59) for the three month periods ended March 31, 2016 and 2015, respectively.	(654)	101
Foreign currency translation income (loss), net of tax of ($447) and ($1,034) for the three month periods ended March 31, 2016 and 2015, respectively.	869	2,008
COMPREHENSIVE INCOME	$42,101	$39,647

Akorn, Inc. Condensed Consolidated Balance Sheets, shown in thousands, USD:

	March 31, 2016 (Unaudited)	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,998	$346,266
Trade accounts receivable, net	172,183	150,621
Inventories, net	190,869	185,316
Available for sale security, current	4,901	5,941
Prepaid expenses and other current assets	21,069	19,988
TOTAL CURRENT ASSETS	530,020	708,132
PROPERTY, PLANT AND EQUIPMENT, NET	186,258	179,614
OTHER LONG-TERM ASSETS
Goodwill	284,716	284,710
Product licensing rights, net	638,858	653,628
Other intangibles, net	210,453	211,361
Deferred tax assets	4,381	4,207
Long-term investments	130	129
Other non-current assets	1,031	764
TOTAL OTHER LONG-TERM ASSETS	1,139,569	1,154,799
TOTAL ASSETS	$1,855,847	$2,042,545
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$45,929	$46,019
Purchase consideration payable	4,974	4,967
Income taxes payable	13,247	23,670
Accrued royalties	13,724	19,378
Accrued compensation	16,156	15,866
Current maturities of long-term debt (net of current deferred financing costs)	42,857	52,779
Accrued administrative fees	31,399	37,094
Accrued expenses and other liabilities	26,287	31,603
TOTAL CURRENT LIABILITIES	194,573	231,376
LONG-TERM LIABILITIES:
Long-term debt (net of non-current deferred financing costs)	807,142	994,033
Deferred tax liability	180,610	188,808
Lease incentive obligations and other long-term liabilities	6,935	6,763
TOTAL LONG-TERM LIABILITIES	994,687	1,189,604
TOTAL LIABILITIES	1,189,260	1,420,980
SHAREHOLDERS’ EQUITY
Common stock, no par value – 150,000,000 shares authorized; 119,427,471 and 119,427,471 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	461,580	458,659
Retained earnings	221,934	180,048
Accumulated other comprehensive loss	(16,927)	(17,142)
TOTAL SHAREHOLDERS’ EQUITY	666,587	621,565
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,855,847	$2,042,545

Akorn, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited), shown in thousands, USD:

	Three months ended March 31,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net income	$41,886	$37,538
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	22,468	21,109
Amortization of debt financing costs	6,311	996
Impairment of intangible assets	158	—
Amortization of favorable contracts	—	18
Amortization of inventory step-up	—	4,682
Non-cash stock compensation expense	2,921	2,974
Non-cash interest expense	454	1,186
Gain from product divestiture	—	—
Deferred income taxes, net	(8,009)	(9,186)
Excess tax benefit from stock compensation	—	(29,944)
Non-cash gain on bargain purchase	—	(849)
Loss on extinguishment of debt	—	98
Loss on sale of AFS securities	—	146
Changes in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(21,355)	384
Inventories, net	(5,928)	(14,559)
Prepaid expenses and other current assets	(1,190)	2,896
Trade accounts payable	(1,948)	7,916
Accrued expenses and other liabilities	(26,783)	19,861
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,985	45,266
INVESTING ACTIVITIES:
Payments for acquisitions and equity investments, net of cash acquired	—	(24,637)
Proceeds from disposal of assets	—	2,358
Payments for other intangible assets	(1,000)	—
Purchases of property, plant and equipment	(9,918)	(7,088)
NET CASH USED IN INVESTING ACTIVITIES	(10,918)	(29,367)
FINANCING ACTIVITIES:
Proceeds under stock option and stock purchase plans	—	10,958
Debt financing costs	(3,571)	—
Consideration paid	—	(1,500)
Debt repayment	(200,000)	(2,613)
Excess tax benefit from stock compensation	—	29,944
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(203,571)	36,789
Effect of exchange rate changes on cash and cash equivalents	236	165
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(205,268)	52,853
Cash and cash equivalents at beginning of period	346,266	70,679
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$140,998	$123,532

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited), shown in thousands, USD:

	Three Months Ended
	March 31,
	2016	2015
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$41,886	$37,538

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	5,327	5,018
Amortization expense	16,518	16,377
Impairment expense	158	—
Interest expense, net	10,820	12,302
Non-cash interest expense	698	1,178
Income tax provision (benefit)	24,686	20,790
EBITDA	$100,093	$93,203

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES

Acquisition-related expenses	197	1,257
Non-cash stock compensation expense	2,921	2,974
Bargain purchase gain	—	(849)
Loss from asset sales	—	146
Amortization of inventory gross-up	—	4,682
Debt financing costs	6,311	996
Restatement Expense	11,386	200
Litigation settlement	3,253	1,300
ADJUSTED EBITDA	$124,161	$103,909

Reconciliation of Q1 2016 and Q1 2015  GAAP Financial Results to Q1 2016 and Q1 2015 non-GAAP Financial Results (Unaudited), shown in thousands, USD:

	THREE MONTHS ENDED
	March 31,
	2016	2015
NET INCOME FROM CONTINUING OPERATIONS	$41,886	$37,538

INCOME TAX PROVISION	24,686	20,790

INCOME BEFORE INCOME TAXES	66,572	58,328

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses (1)	197	1,257
Restatement expenses (2)	11,386	200
Non-cash stock compensation expense (2, 3, 4)	2,921	2,974
Non-cash interest expense (5)	698	1,178
Amortization expense (6)	16,518	16,377
Loss from asset sales (5)	—	146
Bargain purchase gain (5)	—	(849)
Intangible impairment (7)	158	—
Amortization of inventory gross-up (4)	—	4,682
Debt financing costs (5)	6,311	996
Litigation settlement (5)	3,253	1,300

ADJUSTED INCOME BEFORE INCOME TAX	108,014	86,589

ADJUSTED INCOME TAX PROVISION	40,053	30,343

ADJUSTED NET INCOME	67,961	56,246

ADJUSTED NET INCOME PER DILUTED SHARE	$0.54	$0.45

(1) - Excluded from acquisition-related expenses
(2) - Excluded from S,G & A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from cost of goods sold
(5) - Excluded from non-operating expenses
(6) - Excluded from amortization of intangibles
(7) - Excluded from impairment of intangibles

Reconciliation of Q1 2016 GAAP Debt to Non-GAAP Net Debt and Net Debt to adjusted EBITDA ratio (Unaudited), shown in thousands, USD:

March 31, 2016
Convertible notes outstanding	$43,215
Incremental term loan outstanding	354,271
Existing term loan outstanding	477,667
Total debt outstanding	$875,153
Cash and cash equivalents	140,998
Net debt	$734,155

EBITDA, trailing twelve months ended	$480,595

Net debt to adjusted EBITDA ratio	1.5

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com